                                                                     Exhibit 3.1

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                               AVC HOLDING CORP.


     This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware. The Certificate of Incorporation of the corporation is hereby amended and restated to read in its entirety as follows:

     FIRST:  The name of the Corporation (hereinafter called the "Corporation")
     -----
is AVC HOLDING CORP.

     SECOND:  The address, including street, number, city, and county, of the
     ------
registered office of the Corporation in the State of Delaware is 1013 Centre Road, City of Wilmington 19805, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

     THIRD:  The nature of the business or purposes of the Corporation is to
     -----
engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation law.

     FOURTH:
     ------

     1. The number of shares of stock which the Corporation shall have the authority to issue is twenty million (20,000,000) shares of Common Stock, having a par value of $0.01 per share, which shares shall not be subject to any preemptive rights, and one million (1,000,000) shares of preferred stock having a par value of $0.10 per share.

     2. Pursuant to Section 151 of the General Corporation Law of the State of Delaware, a statement of the designations, powers, preferences and rights, and the qualifications and restrictions thereof, in respect of each class of capital stock is as follows:

     A.  PREFERRED STOCK

     The Board of Directors is hereby expressly authorized at any time, and from time to time, to provide for the issuance of shares of preferred stock in one or more series, with such voting powers, full or limited, or no voting powers, and with such designations, preferences and relative, participating, optional or other rights, and qualifications or restrictions thereof, and shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by a majority of the Board of Directors then in office and the certificate of designations filed under the General Corporation Law of the State of Delaware setting forth such resolution or resolutions, including (without limiting the generality thereof) the following as to each such series:

     (i)   the designation of such series;

     (ii) the dividends, if any, payable with respect to such series, the rates or basis for determining such dividends, any conditions and dates upon which such dividends shall be payable, the preferences, if any, of such dividends over, or the relation of such dividends to, the dividends payable on the Common Stock or any other series of preferred stock, whether such dividends shall be noncumulative or cumulative, and, if cumulative, the date or dates from which such dividends shall be cumulative;

     (iii) whether shares of such series shall be redeemable at the option of the Board of Directors or the holder, or both, upon the happening of a specified event and, if redeemable, whether for cash, property or rights, including securities of the Corporation, the time, prices or rates and any adjustment and other terms and conditions of such redemption;

     (iv) the terms and amount of any sinking, retirement or purchase fund provided for the purchase or redemption of shares of such series;

     (v) whether shares of such series shall be convertible into or exchangeable for shares of Common Stock or any other series of preferred stock, at the option of the Corporation or of the holder, or both, or upon the happening of a specified event and, if provision be made for such conversion or exchange, the terms, prices, rates, adjustments and any other terms and conditions thereof;

     (vi) the extent, if any, to which the holders of shares of such series shall be entitled to vote with respect to the election of directors or otherwise, including, without limitation, the extent, if any, to which such holders shall be entitled, voting as a series or as a part of a class, to elect one or more directors upon the happening of a specified event or otherwise;

    (vii) the restrictions if any, on the issue or reissue of shares of such series or any other series;

    (viii) the extent, if any, to which the holders of shares of such series shall be entitled to preemptive rights; and

    (ix) the rights of the holders of shares of such series upon the liquidation of the Corporation or any distribution of its assets.

  B.     COMMON STOCK

  (i)    Dividends and Distribution. No payment of dividends or distributions
         --------------------------
         shall be made to the holders of shares of Common Stock unless and until the holders of shares of preferred stock receive any preferential amounts to which they are entitled under this ARTICLE FOURTH or in the resolution or resolutions providing for the issue of shares of preferred stock. Subject to the limitation set forth in the preceding sentence of this Paragraph (i) and except as otherwise provided by this Certificate of Incorporation or in the resolution or resolutions providing for the issue of shares of preferred stock, the holders of shares of Common Stock shall be entitled to receive such dividends and distributions as may be declared upon such shares of Common Stock, from time to time by a resolution or resolutions adopted by the Board of Directors.

  (ii)   Voting Rights. All holders of Common Stock shall be entitled to notice
         -------------
         of any stockholders' meeting. Subject to the provisions of any applicable law and except as otherwise provided in this Certificate of Incorporation or by the resolution or resolutions providing for the issue of shares of preferred stock, all voting rights shall be vested solely in the Common Stock. The holders or shares of Common Stock shall be entitled to vote upon the election of directors and upon any other matter submitted to the stockholders for a vote. Each share of common stock issued and outstanding shall be entitled to one noncumulative vote. A fraction of a share of Common Stock shall not be entitled to any voting rights whatsoever.

  (iii)  Liquidation, Dissolution or Winding Up. Except as otherwise provided in
         --------------------------------------
         this Certificate of Incorporation and subject to the rights of holders, if any, of preferred stock to receive preferential liquidation distributions to which they are entitled under this ARTICLE FOURTH or under the resolution or resolutions providing for the issue of shares of preferred stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and liabilities of the Corporation, all assets of the Corporation shall be shared pro rata among the holders of the Common Stock.

         3. Except an otherwise provided in this Certificate of Incorporation or by applicable law, the Corporation's capital stock, regardless of class, may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine by a resolution or resolutions adopted by a majority of the Board of Directors then in office.

         FIFTH:  The name and the mailing address of the Board of Directors are
         -----
as follows:

            Name                    Mailing Address
            ----                    ---------------

     Francis J. Crosby        6600 Peachtree Dunwoody Road
                              400 Embassy Row, Suite 410
                              Atlanta, Georgia 30328

     John Stoddard            6600 Peachtree Dunwoody Road
                              400 Embassy Row, Suite 410
                              Atlanta, Georgia 30328

     SIXTH:    The Corporation shall have perpetual existence.
     -----

     SEVENTH:  Whenever a compromise or arrangement in proposed between this
     --------
Corporation and its creditors or any class of them, and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation, or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of (S)291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of (S)279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the court directs. If a majority and number representing three-fourths (3/4) in value of the creditors or class of creditors and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding an all the creditors or class of creditors and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     EIGHTH:
     -------

     1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors.

     2. The Board of Directors shall consist of not less than three nor more than fifteen (15) persons, the exact numbers to be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of directors then in office, provided, however, that such maximum number may be
                          -----------------
increased from time to time to reflect the rights of holders of preferred stock to elect directors in accordance with the terms of this Certificate of Incorporation or of the resolution or resolutions adopted by a majority of the Board of Directors then in office providing for the issue of shares of preferred stock.

     3. The Board of Directors shall be divided into three classes, designated Class 1, Class 2 and Class 3. Each class shall consist, as nearly as may be possible, of one-third of the number of directors constituting the Board of Directors. The term of office for Class 1 directors will first expire at the annual meeting of stockholders for 1999; the term of office of Class 2 directors will first expire at the annual meeting of stockholders for 2000; and the term of office of Class 3 directors will first expire at the annual meeting of stockholders for 2001, and in each case until their successors are duly elected and qualified. At each annual meeting of stockholders commencing with the first annual meeting of stockholders, successors to the class of directors whose terms expire at the annual meeting of stockholders shall be elected by stockholders for a three-year term and until their successors are duly elected and qualified. Except as otherwise provided herein or in the Bylaws, increases in the size of the Board of Directors shall be distributed among the classes so as to render the class as nearly equal in size as possible. Whenever the holders of preferred stock issued pursuant to this Certificate of Incorporation or the resolution or resolutions adopted by a majority of the Board of Directors then in office providing for the issue of shares of preferred stock shall have the right, voting as a separate class, to elect directors, the election, term of office, filling of vacancies and other terms of such directorships shall be governed by the terms of this Certificate of Incorporation or such resolution or resolutions, as the case may be, and such directorships shall not be divided into serial classes or otherwise subject to this Section 3 unless expressly so provided therein.

     4. One or more directors or the entire Board of Directors of the Corporation may be removed at any time for cause by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class).

     5. Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of this Certificate of Incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as otherwise provided by applicable law provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

     NINTH:    The personal liability of the directors of the Corporation is
     ------
hereby eliminated to the fullest extent permitted by paragraph (7) of clause (b) of (S)102 of the Delaware General Corporation Law, as the same may be amended or supplemented. The provisions of this ARTICLE NINTH are not intended to, and shall not, limit, supersede or modify any other defense available to a director under applicable law. Any repeal or modification of this ARTICLE NINTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     TENTH:
     -----

     1. The Corporation shall, to the fullest extent permitted by (S)145 of the Delaware General Corporation Law, as the same may be amended or supplemented (but in the case of any such amendment or supplement, only to the extent that such amendment or supplement permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment or supplement, indemnify any and all directors and officers whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person. The Corporation may, in its sole discretion and to the fullest extent permitted by (S)145 of the Delaware General Corporation Law, as the same may be amended or supplemented, indemnify any and all employees and agents whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the Indemnification provided for herein shall continue as to a person who has ceased to be an employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

     2. The Corporation shall pay the expenses incurred in defending any proceeding against a director or officer which is or may be subject to indemnification pursuant to this ARTICLE TENTH in advance of final disposition of such proceeding; provided, however, if the Delaware General Corporation Law
                              -------
so requires, that the payment of such expenses incurred by a director or officer shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this ARTICLE TENTH or otherwise. The Corporation may, in its sole discretion, advance expenses incurred by its employees or agents to the same extent as expenses may be advanced to its directors and officers hereunder.

     3. The rights conferred on any person by this ARTICLE TENTH shall be deemed contract rights and shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation or the Corporation's Bylaws, agreement, or vote of stockholders or disinterested directors or otherwise.

     4. The Corporation may purchase and maintain insurance to protect itself and any other director, officer, employee or agent of the Corporation or any corporation, partnership, joint venture, trust or other enterprise against any liability, whether or not the Corporation would have the power to indemnify such person under the Delaware General Corporation Law.

     ELEVENTH:
     --------

     1. From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed in accordance with the laws of the State of Delaware at the time in force; provided, however, that the
                                            --------  -------
affirmative vote of the holders of at least 66-2/3% of the outstanding shares of the Corporation's capital stock entitled to vote thereon and 66-2/3% of the members of the Board of Directors then holding office is required to amend those provisions of this Certificate of Incorporation set forth in ARTICLES EIGHTH, NINTH, TENTH, ELEVENTH, AND TWELFTH.

     2. The Corporation's Bylaws may be amended, added to or repealed by an affirmative vote of at least 66-2/3% of either (i) the shares of the Corporation's capital stock entitled to vote thereon, or (ii) the Board of Directors.

     TWELTH:  Any action required or permitted to be taken by the holders of the
     ------
issued and outstanding capital stock of the Corporation may be of footed solely at an annual or special meeting of stockholders duly called and held in accordance with law and this Certificate of Incorporation, and not by the consent in writing of such stockholders or any of them; provided, however, that
                                                        --------  -------
any holder of shares of preferred stock may exercise the special voting rights, if any, of such shares to elect directors upon the occurrence of certain events specified in this Certificate of Incorporation or in the resolution or resolutions adopted by a majority of the Board of Directors then in office providing for the issuance of such shares of preferred stock, in any manner now or hereafter permitted by this Certificate of Incorporation or applicable law.

     THIRTEENTH:  The President of the Corporation may call special meetings of
     -----------
stockholders.

     IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation on this ___ day of __________, 1998.

     Signed on __________, 1998.


                                       AVC HOLDING CORP.

                                       By:
                                          --------------------------
                                          Name:
                                               ---------------------
                                          Title:
                                                --------------------
ATTEST:

By:
   --------------------------
   Name:
        ---------------------
   Title:
         --------------------